                                 (CERTIFICATE)

----------                                                            ----------
  NUMBER                                                                SHARES

RPR
----------                                                            ----------

THE SERIES A PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS PROVIDED IN THE DECLARATION OF TRUST (DEFINED BELOW), NO PERSON MAY
(I) BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES IN EXCESS OF 8.3% (OR SUCH OTHER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF TRUSTEES) OF THE NUMBER OF OUTSTANDING COMMON SHARES, UNLESS SUCH PERSON IS THE EXCLUDED HOLDER (IN WHICH CASE THE EXCLUDED HOLDER LIMIT SHALL BE APPLICABLE); (II) BENEFICIALLY OR CONSTRUCTIVELY OWN PREFERRED SHARES OF ANY SERIES OF PREFERRED SHARES IN EXCESS OF 9.8% OF THE NUMBER OF OUTSTANDING PREFERRED SHARES OF SUCH SERIES; (III) BENEFICIALLY OWN EQUITY SHARES THAT WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION); (IV) BENEFICIALLY OWN EQUITY SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE; OR (V) CONSTRUCTIVELY OWN EQUITY SHARES THAT WOULD CAUSE THE TRUST TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE TRUST'S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST IN WRITING. IF ANY RESTRICTIONS ABOVE ARE VIOLATED, THE EQUITY SHARES REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST (DEFINED BELOW), A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. SUCH REQUESTS MUST BE MADE TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

                              RAIT INVESTMENT TRUST

  7.75% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST
                            PAR VALUE $.01 PER SHARE

                                                               CUSIP 749227 20 3

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

--------------------------------------------------------------------------------
THIS CERTIFIES THAT





(THE "HOLDER") IS THE OWNER OF

                           7.75% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

of beneficial interest (the "Series A Preferred Shares") of RAIT INVESTMENT TRUST (the "Trust"), a statutory real estate investment trust formed under the laws of the State of Maryland, representing undivided beneficial interests in the Trust. Subject to the restrictions set forth in Article VII of the declaration of trust of the Trust, as previously amended and as the same may be further amended, corrected or supplemented from time to time (the "Declaration of Trust"), the Series A Preferred Shares are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.

     The designations, preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of the Series A Preferred Shares are set forth in, and this certificate and the Series A Preferred Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Declaration of Trust.

     Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Trust has caused this certificate to be signed in facsimile by its duly authorized officers.


      Countersigned and Registered by:

            AMERICAN STOCK TRANSFER & TRUST COMPANY,

                              TRANSFER AGENT AND REGISTRAR

      By:


                              AUTHORIZED SIGNATURE


                                     (SEAL)

                              RAIT INVESTMENT TRUST
                                    CORPORATE
                                      SEAL
                                      1997
                                    MARYLAND


/s/ Jonathan Z. Cohen

SECRETARY

/s/ Betsy Z. Cohen

CHIEF EXECUTIVE OFFICER

      THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN A SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

      KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common

TEN ENT -- as tenants by the entireties

JT TEN  -- as joint tenants with right of
           survivorship and not as tenants
           in common

                  UNIF GIFT MIN ACT -                 Custodian
                                      ----------------         -----------------
                                           (Cust)                   (Minor)

                                      under Uniform Gifts to Minors
                                      Act
                                         ---------------------------------------

                                                         (State)


                  UNIF TRF MIN ACT  -                Custodian (until age      )
                                      ---------------                    ------
                                          (Cust)

                                                     under Uniform Transfers
                                      ---------------
                                          (Minor)

                                      to Minors Act
                                                   -----------------------------
                                                              (State)

    Additional abbreviations may also be used though not in the above list.

For Value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto


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     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE,
                                  OF ASSIGNEE

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
of the Series A Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute(s) and appoint(s)

                                                                        Attorney
------------------------------------------------------------------------
to transfer the said Series A Preferred Shares on the books of the Trust with full power of substitution in the premises.


Dated:
      -----------------------------------    -----------------------------------
                                             Assignor


      -----------------------------------    -----------------------------------
                                             Assignor


In presence of
              ---------------------------




NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.



SIGNATURE(S) GUARANTEED:



BY
  ------------------------------------------------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17ad-15.